SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) dated as of December 30, 2016, is made by and among RHINO ENERGY LLC, a Delaware limited liability company (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the Credit Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated July 29, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated April 18, 2013, as amended by that certain Second Amendment and Consent to Amended and Restated Credit Agreement dated March 19, 2014, as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated April 28, 2015, as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated March 17, 2016, as amended by that certain Fifth Amendment to Amended and Restated Credit Agreement dated May 13, 2016, and further amended by that certain Sixth Amendment and Consent to Amended and Restated Credit Agreement dated as of July 19, 2016 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower wishes to make certain changes to certain financial and other covenants, reduce the Revolving Credit Commitments, and make other modifications as set forth below.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions. Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement:

2. Amendment to Credit Agreement

(a) Defined Terms - New. Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions thereto in appropriate alphabetical order:

“Permitted Preferred Dividend shall mean that certain equity distribution to Weston Energy LLC and Royal Energy Resources, Inc. pursuant to the Preferred Dividend Documents in an aggregate amount not to exceed $300,000.”

“Preferred Dividend Documents shall mean the Series A Preferred Unit Purchase Agreement dated December 30, 2016 by and among Rhino Resource Partners, LP, Weston Energy LLC and Royal Energy Resources, Inc. and related documents, all of which shall be in form and substance satisfactory to the Administrative Agent, whereby Weston Energy LLC and Royal Energy Resources, Inc. purchases 1,500,000 Preferred Units of the MLP for consideration of $15,000,000.”

“Rhino Call Option Equity Issuance shall mean the issuance of 5,000,000 common units of the MLP to Rhino Resource Partners Holdings LLC, a Delaware limited liability company pursuant to the terms and conditions of the Rhino Option Agreement.”

“Rhino Option Agreement shall mean that certain Option Agreement dated December 30, 2016 made by and among Rhino Resource Partners Holdings LLC, a Delaware limited liability company, MLP, Rhino GP LLC, a Delaware limited liability company and Royal Energy Resources, Inc., a Delaware corporation.”

“Seventh Amendment Effective Date shall mean December 30, 2016.”

(b) Defined Terms - Existing. Section 1.1 of the Credit Agreement shall be amended by amending and restating the following definition:

“Liquidity Event shall mean each (i) issuance of any equity by any Loan Party or its Subsidiaries (other than the Rhino Call Option Equity Issuance or equity issued in exchange for any Royal Equity Contribution or Scheduled Equity Contribution), or (ii) incurrence of any Subordinated Debt.”

(c) Commitment Reduction. Pursuant to Section 2.12 of the Credit Agreement, the Borrower is irrevocably reducing the Revolving Credit Commitments by $11,000,000 as of the Seventh Amendment Effective Date. The Administrative Agent and Lenders acknowledge and agree that this reduction shall satisfy the Revolving Credit Commitment reduction requirements of Section 2.12(iv) of the Credit Agreement.

(d) Reduction of Revolving Credit Commitments. Subsections 2.12(ii) and (iii) of the Credit Agreement shall be amended and restated as follows:

“(ii) Asset Disposition Reductions. Upon the occurrence of the disposition of any assets pursuant to Section 8.2.7(vi) of this Agreement, the net cash proceeds of such disposition shall further reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments on a dollar for dollar basis; provided, however, that the Loan Parties are not required to reduce the Revolving Credit Commitments under this clause (ii) until the aggregate net cash proceeds of all such dispositions on or after the Seventh Amendment Effective Date exceeds $2,000,000;

(iii) Liquidity Event Reductions. Upon a Liquidity Event after the Seventh Amendment Effective Date, the first $7,000,000 in the aggregate of net cash proceeds received by the Loan Parties from such Liquidity Event shall further reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments on a dollar for dollar basis in an amount equal to such proceeds; and”

(d) Reduction of Revolving Credit Commitments. Section 2.12 of the Credit Agreement shall be amended to add the following new subsection (v) and (vi):

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“(v) Elk Horn Reductions. The Revolving Credit Commitments shall be further reduced (ratably among the Lenders in proportion to their Ratable Shares) by $375,000 on each of the following dates: December 31, 2016; March 31, 2017 and June 30, 2017 pursuant to Subsection 2(c)(i)(B) of that certain Sixth Amendment and Consent to Amended and Restated Credit Agreement dated July 19, 2016; and

(vi) Deferred Commitment Reductions. The Revolving Credit Commitments shall be further reduced (ratably among the Lenders in proportion to their Ratable Shares) by $2,000,000 on each of the following dates: June 30, 2017 and September 30, 2017;”

(e) Financial Advisor. Section 8.1.16 of the Credit Agreement shall be amended and restated as follows:

“8.1.16 [Intentionally Omitted].”

(f) Loans and Investments. Section 8.2.4 of the Credit Agreement shall be amended to add the following new subsection (v):

“(v) The MLP may accept notes and other forms of deferred payments in connection with the issuance of equity in connection with subscription agreements in an aggregate amount not to exceed $4,000,000 at any one time.”

(g) Dividends and Related Distributions. Section 8.2.5 of the Credit Agreement shall be amended to add the following new subsection (iii):

“(iii) Permitted Preferred Dividend. The Permitted Preferred Dividend provided that, with respect to such distribution:

1. prior to and after giving effect to such Permitted Preferred Dividend, there shall not be any Event of Default or Potential Default;

2. prior to and after giving effect to such Permitted Preferred Dividend, the Borrower shall demonstrate compliance with the Sections 8.2.17 [Maximum Leverage Ratio] and 8.2.21 [Minimum Consolidated EBITDA] of this Agreement, calculated on a pro forma basis for the most recent 12 months and giving effect to such Permitted Preferred Dividend as if it had occurred on the first day of such period;

3. the Loan Parties shall deliver five (5) Business Days prior to such distributions a Compliance Certificate in form and substance satisfactory to the Administrative Agent, evidencing compliance with the requirements of this subsection (iii), on a pro forma basis; and

4. such dividend may be made only one (1) time and shall be made on January 31, 2017.”

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(h) 8.2.13 Issuance of Stock, Partnership Interests or Member Interests. Section 8.2.13 of the Credit Agreement shall be amended and restated as follows:

“8.2.13 Issuance of Stock, Partnership Interests or Member Interests. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to issue any additional shares of such Loan Party’s capital stock (if it is a corporation), partnership interests of such Loan Party (if it is a partnership) or limited liability company interests of such Loan Party (if it is a limited liability company); or any options, warrants or other rights in respect thereof (i) other than the Rhino Call Option Equity Issuance or (ii) unless the proceeds of such equity issuance are used to reduce the Commitments in the manner set forth in Section 2.12 of this Agreement. The issuance of MLP common units under the MLP’s Long Term Incentive Plan to eligible employees of the Partnership and members of the board of directors of the General Partner shall be excluded from this requirement.”

(i) 8.2.17 Maximum Leverage Ratio. Section 8.2.17 of the Credit Agreement shall be amended and restated as follows:

“8.2.17 Maximum Leverage Ratio. The Loan Parties shall not at any time permit the Leverage Ratio, calculated as of the end of the most recent month, on a trailing twelve month basis, to exceed the ratio set forth below for the periods specified below as at the end of each such month:

Period	Ratio
For the month ending December 31, 2016, through the month ending May 31, 2017	4.00 to 1.00
For the month ending June 30, 2017, through the month ending December 31, 2017	3.5 to 1.00

Notwithstanding the foregoing, the Leverage Ratio shall be reduced by 0.50 to 1.00 for every $10,000,000 of net cash proceeds, in the aggregate, received by the Loan Parties after the Seventh Amendment Effective Date from (1) the issuance of any equity by any Loan Party or its Subsidiaries (other than the Rhino Call Option Equity Issuance, Royal Equity Contributions and the Scheduled Equity Contributions), and/or (2) the disposition of any assets in excess of $2,000,000 in the aggregate pursuant to Section 8.2.7(vi) of this Agreement; provided, however, that in no event shall the maximum permitted Leverage Ratio be reduced below 3.00 to 1.00.”

(j) 8.2.21 Minimum Consolidated EBITDA. Section 8.2.21 of the Credit Agreement shall be amended and restated as follows:

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“8.2.21 Minimum Consolidated EBITDA. The Loan Parties shall not permit their Consolidated EBITDA, calculated as of the end of the most recent month, on a trailing twelve month basis, to be less than the amount set forth below for the periods specified below as at the end of each such month:

Period	Amount
For the month ending December 31, 2016, through the month ending May 31, 2017	$12,500,000
For the month ending June 30, 2017, through the month ending December 31, 2017	$15,000,000”

(k) Maximum Capital Expenditures. Section 8.2.22 of the Credit Agreement shall be amended and restated as follows:

“8.2.22 Maximum Capital Expenditures. The Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments on account of Capital Expenditures that would cause the aggregate amount of such payments made, calculated as of end of the most recent month, on a trailing twelve month basis, to exceed $20,000,000 for such twelve-month period.”

(l) Schedules. The following schedule to the Credit Agreement shall be replaced by the applicable schedule attached to this Amendment:

Schedule 1.1 (B) – Commitments of Lenders and Addresses for Notices

3. Conditions Precedent. The Borrower acknowledges and agrees that this Amendment and the Administrative Agent and Lenders’ consent set forth in this Amendment are subject to the following conditions precedent as determined by the Administrative Agent to its satisfaction:

(a) Execution and Delivery of Amendment. The Borrower, the Loan Parties, the Administrative Agent, and the Required Lenders shall have executed and delivered this Amendment, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Required Lenders and the Administrative Agent.

(b) Officer’s Certificate. The representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement, as amended by the modifications and additional representations and warranties of this Amendment, and in each of the other Loan Documents shall be true and accurate on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof after giving effect to this Amendment, no Event of Default or Potential Default shall have occurred and be continuing or shall exist after giving effect to this Amendment; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower dated the date hereof and signed by the Chief Executive Officer, President, or Chief Financial Officer of the Borrower to each such effect.

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(c) Secretary’s Certificate. There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i) all action taken by each Loan Party in connection with this Amendment and the other Loan Documents;

(ii) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Amendment and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation and bylaws, certificate of limited partnership and limited partnership agreement or limited liability company certificate and operating agreement, as the case may be, as in effect on the date hereof and certified by the appropriate state official where such document is filed in a state office (or, in the event that no change has been made to such organizational documents previously delivered to the Administrative Agent, so certified by the Secretary or Assistant Secretary of such Loan Party), together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in the state of its formation and the state of its principal place of business.

(d) Equity Contribution. The Administrative Agent shall have received satisfactory evidence that the Borrower has received equity contributions from Weston Energy LLC and Royal Energy Resources, Inc. pursuant to the Preferred Dividend Documents in an aggregate amount of $13,000,000 on or before December 30, 2016, $11,000,000 of which shall permanently reduce the Revolving Credit Commitments pursuant to Section 2(b) of this Amendment. If such equity contribution is not received by December 30, 2016, this Amendment shall not become effective. For the avoidance of doubt, once this equity contribution has been received, it shall fulfill the Borrower’s obligation to receive Schedule Equity Contributions as required under Section 8.1.17 of the Credit Agreement.

(e) Preferred Dividend Documents and Option Agreement. The Administrative Agent shall have received the fully executed Preferred Dividend Documents and Rhino Option Agreement, in form and substance satisfactory to the Administrative Agent.

(f) Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents, including but limited to all documentation and information required by the regulatory authorities under applicable “know your customer”, anti-money laundering, and Patriot Act rules and regulations with respect to the Loan Parties, shall be in form and substance satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent or its counsel may reasonably request.

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(g) Payment of Fees. The Borrowers shall have paid to the Administrative Agent for itself and for the account of the applicable Lenders (a) all fees as required hereunder, including a fee to each Lender that consented to this Amendment in writing on or before 12:00 p.m. (Eastern time), December 30, 2016, equal to twenty-five (25) basis points of such Lender’s Revolving Credit Commitment as of the date hereof, after giving effect to the Revolving Credit Commitment reduction, and (b) all other fees, costs and expenses payable to the Administrative Agent, including but not limited to the fees and expenses of the Administrative Agent’s legal counsel.

4. Representations and Warranties. By its execution and delivery of this Amendment to Administrative Agent, Borrower, and each of the other Loan Parties represents and warrants to Administrative Agent and Lenders as follows:

(a) Authorization, Etc. Each Loan Party has duly authorized, executed, and delivered this Amendment.

(b) Material Adverse Change. After giving effect to this Amendment, no Material Adverse Change shall have occurred with respect to Borrower or any of the other Loan Parties since the Closing Date of the Credit Agreement.

(c) Litigation. After giving effect to this Amendment, there are no actions, suits, investigations, litigation, or governmental proceedings pending or, to Borrower’s or any other Loan Party’s knowledge, threatened against any of the Loan Parties that could reasonably be expected to result in a Material Adverse Change.

(d) Loan Documents. The representations and warranties set forth in the Credit Agreement and the Loan Documents shall be true and correct on and as of the date of this Amendment after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties that relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and no Event of Default shall exist and be continuing under the Credit Agreement or under any Loan Document as of the date of this Amendment after giving effect to this Amendment.

5. Miscellaneous.

(a) Full Force and Effect. Nothing contained herein shall operate to release the Borrower, any other Loan Party, or any other person or persons from their liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Credit Agreement or the other Loan Documents, except as expressly herein modified, and the Borrower and each other Loan Party hereby reaffirms that each and every provision, condition, obligation, and agreement in the Credit Agreement and the other Loan Documents shall continue in full force and effect, except as expressly herein modified. The Borrower and each other Loan Party acknowledge that there are no agreements to make any further amendments or modifications of the Credit Agreement and the Loan Documents, nor are the Administrative Agent and the Lenders under any obligation to make any further amendments or modifications to the Credit Agreement and the Loan Documents other than those changes expressly set forth in this Amendment. This Amendment shall not constitute or be construed as a waiver of any Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default by Borrower under any of the Loan Documents or any of the Administrative Agent’s or the Lenders’ rights and remedies with respect thereto. The validity, priority and perfection of all security interests and other liens granted or created by the Loan Documents is hereby acknowledged and confirmed, and the Loan Documents shall continue to secure the Loans, as amended by this Amendment, without any change, loss or impairment of the priority of such security interests or other liens.

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(b) Release of Administrative Agent and Lenders. The Borrower and each of the other Loan Parties hereby fully and unconditionally release and forever discharge the Administrative Agent and the Lenders, their employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (the “Released Parties”) of and from any and all claims, liabilities, demands, obligations, damages, losses, actions and causes of action whatsoever which the Borrower or any of the other Loan Parties may now have or claim to have against the Released Parties as of the date hereof, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, on account of or in any way affecting, concerning or arising out of or founded upon this Amendment, the Credit Agreement, or any of the Loan Documents, including but not limited to all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the date hereof, including but not limited to, the administration or enforcement of the Obligations, the Loan or any of the Loan Documents. The obligations of the Borrower and the other Loan Parties under the Loan Documents and the Credit Agreement, as amended by this Amendment, shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

(i) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, as amended by this Amendment, the Loan Documents or any document relating to or evidencing any of the Lender’s liens or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or

(ii) any other act or thing or omission or delay to do any other act or thing which could operate to or as a discharge of the Borrower or any other Loan Party as a matter of law, other than payment in full of all Obligations, including but not limited to all obligations under the Loan Documents and the Credit Agreement, as amended by this Amendment.

(c) Counterparts. This Amendment may be signed in counterparts (by facsimile transmission or otherwise), but all of which together shall constitute one and the same instrument.

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(d) Incorporation into Credit Agreement. This Amendment shall be incorporated into the Credit Agreement by this reference. All representations, warranties, Events of Default, and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(e) Governing Law. This Amendment shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

(f) No Novation. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Borrower, the other Loan Parties, each Lender, and Administrative Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGES TO FOLLOW]

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[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

BORROWER:

RHINO ENERGY LLC, a Delaware limited liability company

By:	/s/ Richard A. Boone	(SEAL)
Name:	Richard A. Boone
Title:	President

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

CAM AIRCRAFT LLC
CAM-BB LLC
CAM coal trading LLC
CAM-COLORADO LLC
CAM-KENTUCKY REAL ESTATE LLC
CAM MINING LLC
CAM-ohio real estate LLC
CASTLE VALLEY MINING LLC
CLINTON STONE LLC
HOPEDALE MINING LLC
LEESVILLE LAND, LLC
MCCLANE CANYON MINING LLC
PENNYRILE ENERGY LLC
RHINO COALFIELD SERVICES LLC
RHINO EXPLORATION LLC
RHINO NORTHERN HOLDINGS LLC
RHINO OILFIELD SERVICES LLC
RHINO SERVICES LLC
RHINO TECHNOLOGIES LLC
RHINO TRUCKING LLC
SANDS HILL MINING LLC
SPRINGDALE LAND, LLC
TAYLORVILLE MINING LLC
TRIAD ROOF SUPPORT SYSTEMS LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

RHINO RESOURCE PARTNERS LP

By:	Rhino GP LLC, its general partner

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Christopher B. Gribble
Name:	Christopher B. Gribble
Title:	Senior Vice President

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

MUFG UNION BANK, N.A.

By:	/s/ Timothy C. Hintz
Name:	Timothy C. Hintz
Title:	Director

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

RAYMOND JAMES BANK, N.A.

By:	/s/ H. Fred Coble, Jr.
Name:	H. Fred Coble, Jr.
Title:	Senior Vice President

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK

By:	/s/ Bruce G. Shearer
Name:	Bruce G. Shearer
Title:	Senior Vice President

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Stephanie Micua
Name:	Stephanie Micua
Title:	Senior Vice President

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK

By:	/s/ David R. Garcia
Name:	David R. Garcia
Title:	Vice President

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA

By:	/s/ Leslie P. Vowell
Name:	Leslie P. Vowell
Title:	Attorney-in-Fact

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Mary McElwain
Name:	Mary McElwain
Title:	Senior Vice President

[SIGNATURE PAGE – SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK

By:	/s/ Mark A. Woleslagle
Name:	Mark A. Woleslagle
Title:	Vice President

Schedule 1.1(B)

Commitments of Lenders and Addresses for Notices

	Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name:	PNC Bank, National Association
Address:	101 West Washington Street
5th Floor, East Tower (Locator I1-Y013-05-3)
Indianapolis, Indiana 46255
Attention:	Christopher B. Gribble, Senior Vice President
Telephone:	(317) 267-7874
Telecopy:	(317) 267-7088
Email:	Christopher.Gribble@pnc.com	$7,416,790.65	15.000000000%

Name:	MUFG Union Bank, N.A.
Address:	445 South Figueroa Street - 4th Floor
Mail Code: G04-421
Los Angeles, California 90071
Attention:	Timothy Hintz, Vice President
Telephone:	(213) 236-5837
Telecopy:	(213) 236-4096
Email:	timothy.hintz@unionbank.com	$7,416,790.65	15.000000000%

Name:	Raymond James Bank, N.A.
Address:	710 Carillon Parkway
St. Petersburg, Florida 33716
Attention:	H. Fred Coble, Jr., Senior Vice President
Telephone:	(727) 567-1585
Telecopy:	(866) 205-1396
Email:	fred.coble@raymondjames.com	$5,768,614.95	11.666666667%

Name:	The Huntington National Bank
Address:	41 South High Street
Columbus, Ohio 43215
Attention:	Chad Lowe, Vice President
Telephone:	(614) 480-5810
Telecopy:	(877) 274-8593
Email:	chad.lowe@huntington.com	$5,768,614.95	11.666666667%

Name:	Wells Fargo Bank, National Association
Address:	1 South Broad Street, 8th Floor
MAC Y1375-084
Philadelphia. Pennsylvania 19107
Attention:	Stephanie Micua
Telephone:	(267) 321-7075
Email:	Stephanie.micua@wellsfargo.com	$5,768,614.95	11.666666667%

Name:	Fifth Third Bank
Address:	250 West Main Street - Suite 300
Lexington, Kentucky 40507
Attention:	Mary-Alicha Weldon, Vice President
Telephone:	(859) 455-5404
Telecopy:	(859) 455-5414
Email:	mary-alicha.weldon@53.com	$5,768,614.95	11.666666667%

	Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name:	Royal Bank of Canada
Address:	Williams Tower - 39th Floor
2800 Post Oak Boulevard
Houston, Texas 77056
Attention:	Don McKinnerney
Telephone:	(713) 403-5607
Telecopy:	(713) 403-5624
Email:	don.mckinnerney@rbccm.com	$5,768,614.95	11.666666667%

Name:	Branch Banking and Trust Company
Address:	200 West Second Street, 16th Floor
Winston-Salem, North Carolina 27101
Attention:	Troy Weaver
Telephone:	(336) 733-2735
Telecopy:	(336) 733-2740
Email:	TRWeaver@bbandt.com	$3,296,351.40	6.666666667%

Name:	First Commonwealth Bank
Address:	Frick Building - Suite 1600
437 Grant Street
Pittsburgh, Pennsylvania 15219
Attention:	Stephen J. Orban, Senior Vice President
Telephone:	(412) 690-2212
Telecopy:	(412) 690-2206
Email:	sorban@fcbanking.com	$2,472,263.55	5.000000000%

	TOTAL	$49,445,271.00	100%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

AGENT

Name:	PNC Bank, National Association
Address:	101 West Washington Street
5th Floor, East Tower (Locator I1-Y013-05-3)
Indianapolis, Indiana 46255
Attention:	Christopher B. Gribble
Telephone:	(317) 267-7874
Telecopy:	(317) 267-7088
Email:	Christopher.Gribble@pnc.com

ALL LOAN PARTIES:

Name:	c/o Rhino Energy LLC
Address:	424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention:	Richard A. Boone, President
Telephone:	(859) 389-6500
Telecopy:	(859) 389-6588
Email:	rboone@rhinolp.com

with a copy to:

Address:	424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention:	Whitney Kegley, General Counsel
Telephone:	(859) 519-3607
Telecopy:	(859) 389-6588
Email:	wkegley@rhinolp.com